EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           UNITED ACQUISITION II CORP.

                ------------------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                ------------------------------------------------

      The undersigned being the President of United Acquisition II Corp. (the "Corporation"), a corporation existing under the laws of the State of Delaware hereby certify as follows:

      FIRST: That the Certificate of Incorporation, as amended, of said corporation has been amended as follows:

            1. By striking out a whole of Article FIRST thereof as it now exists and inserting in lieu thereof a new Article FIRST to read in its entirety as follows:

                  FIRST: The name of the corporation is U.S. MOBILE SERVICES, INC.

      SECOND: That the Certificate of Incorporation, as amended, of said corporation has been amended as follows:

            1. The Certificate of Incorporation is hereby amended to effect a reverse split of the Corporations outstanding Common Stock in the ratio of one share for every twenty-five shares outstanding. The Corporation currently holds 54,450,000 authorized shares of Common Stock with a par value of $.001. of which 25,046,506 shares are issued and outstanding. Under the new structure, the Corporation will have 54,450,000 authorized shares

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with a par value of $.001, of which 1,001,860 shares are issued and outstanding.
The number of authorized shares shall not change.

            THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware ("G.L.C.") by obtaining the written consent of the holders of the majority of the stock of United Acquisition II Corp. entitled to vote at a meeting of stockholders pursuant to Section 228 of the G.L.C.

      IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this 21st day of April, 1998.


                                                    /s/ Robert Martire
                                                    ----------------------------
                                                    Robert Martire, President

ATTEST:


/s/ Robert Martire
-------------------------
Robert Martire, Secretary